SCHVANEVELDT AND COMPANY
                           Certified Public Accountant
                         275 E. South Temple, Suite 300
                           Salt Lake City, Utah 84111
                                 (801) 521-2392


                                 April 27, 1998


United States Securities and
    Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549

                  Re:      Fan Energy, Inc.
                           Registration Statement No. 333-47699

Gentlemen:

     A copy of the "Experts" section of the Prospectus included in Amendment No. 1 of the above-referenced Registration Statement has been furnished to me for my review. Included in such section is a description of the circumstances under which this firm was dismissed as the auditor for the Issuer and replaced with a successor auditor. This letter is to confirm that we agree with the statements made by the Issuer in this section of the Prospectus.

     This letter may be filed as an exhibit to Amendment No. 1 to the Registration Statement when filed with the Securities and Exchange Commission.

                                        Sincerely,

                                        SCHVANEVELDT AND COMPANY



                                        By /s/ Darrell Schvaneveldt
                                           ------------------------------------
                                           Darrell Schvaneveldt